FIRST AMENDMENT TO PURCHASE AGREEMENT

    This FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”), dated as of October 1, 2025, is made and entered into by and among UnitedHealth Group Incorporated, a Delaware corporation (“Parent”), Cornerstone Healthcare, Inc., a Nevada corporation (“Equity Buyer”), Tensaw River Healthcare LLC, a Nevada limited liability company (“Asset Buyer” and, together with Equity Buyer, “Buyer”), The Pennant Group, Inc., a Delaware corporation (“Guarantor”), and each of the Sellers. Each capitalized term that is used but not defined in this Amendment shall have the meaning ascribed to that term in the Purchase Agreement.

    WHEREAS, on April 30, 2025, Parent, Buyer, each Seller identified therein and, solely for purposes of Section 9.19 thereof, Guarantor, entered into that certain Purchase Agreement (the “Purchase Agreement”).

    WHEREAS, Parent, Buyer, Guarantor and the Sellers desire to amend the Purchase Agreement on the terms set forth in this Amendment, including to add the following entities as Purchased Entities (the “Additional Purchased Entities”):

SunCrest Healthcare of East Tennessee, LLC
Amedisys SP-TN, L.L.C.
AseraCare Hospice-Tennessee, L.L.C.

and to add the following agency locations of the Business providers listed on Section 1.1(a) of the Disclosure Schedules (the “Additional Purchased Locations”):

783 Old Hickory Blvd., Suite 300, Brentwood, TN 37027-4508
537 Stonecrest Parkway, Suite 109, Smyrna, TN 37167-6889
1127 E. College Street, Suite B, Pulaski, TN 38478-4520
220 Town Center Parkway, Suite 201 Spring Hill, TN 37174-2406
661 E. Broadway Blvd, Suite B, Jefferson City, TN 37760

    WHEREAS, each of Hospice of Eastern Carolina, Inc., AccuMed Health Service, L.L.C. (“AccuMed”), and SunCrest Companion Services, LLC (“SunCrest Companion Services”) desires to join the Purchase Agreement as a Seller.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Buyer, Guarantor and each Seller hereby agree as follows:

1.Certain Defined Terms.

a.The following term is added to Section 1.1 of the Purchase Agreement in alphabetical order:

“First Amendment” means the First Amendment to Purchase Agreement, by and among the Parties, dated as of October 1, 2025.

b.Each of the following terms in Section 1.1 of the Purchase Agreement is amended and replaced in its entirety as follows:

“Business” means the business of providing home health, hospice, palliative, or home and community-based (personal care) services through the providers identified on Section 1.1(a) of the Disclosure Schedule.

“Disclosure Schedule” means the disclosure schedule delivered to Buyer concurrently with the execution of this Agreement together with the supplemental update to the Disclosure Schedule attached to the First Amendment.

“Shared Licensure Location Regulatory Approval” means any approval or clearance from any local, state or federal healthcare authority (including approval from any certificate-of-need authority or CMS) required for the Shared Licensure Locations (without reducing the service areas of the Shared Licensure Locations as they existed as of July 17, 2025) to: (a) operate as home health branches or agencies separately from any home health branch or agency that will not be divested to Buyer pursuant to this Agreement or (b) be reassigned to home health agencies that either are already owned by Buyer or will be owned by Buyer following Closing.

“Target Amedisys Working Capital” means $7,791,890.99.

“Target LHC Working Capital” means $6,601,319.44.

c.In clause (a) of the definition of Purchase Price, “102,484,000” is deleted and replaced with “$146,531,160”.

2.Revisions to Schedules.

a.Schedule I (Sellers) is amended and restated in its entirety in the form attached to this Amendment.

b.Section 1.1(a) of the Disclosure Schedule (Acquired Agencies) is amended and restated in its entirety in the form attached to this Amendment.

c.Schedule 5.11 (Divested Names) is amended and restated in its entirety in the form attached to this Amendment.

d.Schedule 5.22 (Reorganization) is amended and restated in its entirety in the form attached to this Amendment.

e.Schedule 8.2(a)(v) is amended and restated in its entirety in the form attached to this Amendment.

3.Revisions to Exhibits.

a.Exhibit A (Purchased Entities) is amended and restated in its entirety in the form attached to this Amendment.

b.Exhibit B (Purchased Assets) is amended and restated in its entirety in the form attached to this Amendment.

c.Exhibit C (Specific Excluded Assets) is amended and restated in its entirety in the form attached to this Amendment.

d.Exhibit E (Form of Transition Services Agreement) is amended to replace, in its entirety, solely Schedule A thereto with the form thereof attached to this Amendment. For avoidance of doubt, no other terms or conditions in the Form of Transition Services Agreement are affected or amended hereby.

4.Amendment to Section 2.3. Section 2.3 of the Purchase Agreement is amended to delete subsection (b) thereof.

5.For the avoidance of doubt, the Purchased Equity of the Additional Purchased Entities, the Additional Purchased Locations and the Purchased Assets to be conveyed by AccuMed and SunCrest Companion Services are not Parent Notice Assets for the purpose of Section 2.8 of the Purchase Agreement and the subject matter of this Amendment is not subject to the terms, conditions or limitations of Section 2.8 of the Purchase Agreement. Notwithstanding the foregoing, the $115 million cap set forth in Section 2.8(c)(ii) of the Purchase Agreement is deemed exhausted in full.

6.Representations and Warranties of Seller Parties and Company Entities.

a.Except as set forth in the Disclosure Schedule, including the supplement thereto attached to this Amendment, (i) Amedisys, in respect of the (1) Amedisys Sellers and (2) Amedisys Entities, and (ii) Parent, in respect of all of the other (1) Sellers and (2) Company Entities, represents and warrants to Buyer that each of the representations and warranties in Article III of the Purchase Agreement is true and correct as of the date of this Amendment, in each case, solely to the extent that such representation and warranty relates to the Additional Purchased

Entities, the Additional Purchased Locations, AccuMed, SunCrest Companion Services or the related operations of the Business by the Additional Purchased Entities, by the Sellers at the Additional Purchased Locations, or by AccuMed, or SunCrest Companion Services (collectively, the “Additional Purchased Entity Representations”).
b.Buyer acknowledges and agrees that, except for the Additional Purchased Entity Representations, none of the Seller Parties, Company Entities or any other Person makes, confirms or reaffirms any express or implied representation or warranty or any information contained in the Disclosure Schedule as of the date of this Amendment. In particular, without limiting the foregoing, Buyer acknowledges and agrees that except for the Additional Purchased Entity Representations, none of the Seller Parties, Company Entities or any other Person makes or, except for the Additional Purchased Entity Representations or to the extent set forth in the Purchase Agreement, has made any representation or warranty to Buyer or its Affiliates or any of their respective representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company Entities, the Business, the Seller Parties, their Affiliates or any of the Purchased Assets or Assumed Liabilities, or (ii) any oral or written information furnished or made available to Buyer, its Affiliates or any of their respective representatives in the course of their due diligence investigation of the Purchased Assets, Assumed Liabilities, Company Entities or the Business, the negotiation of the Purchase Agreement (including this Amendment) or the Transaction Documents or the consummation of the Transactions or the transactions contemplated thereby, including the accuracy, completeness or currency thereof, and none of the Company Entities, Seller Parties or any other Person shall have any Liability to Buyer or any other Person in respect of such information, including any subsequent use of such information, except in the case of Fraud.

7.Certain Covenants and Agreements. To the extent that the covenants and agreements in Article V of the Purchase Agreement relate to the Additional Purchased Entities, the Additional Purchased Locations, AccuMed, SunCrest Companion Services or the related operations of the Business by those Additional Purchased Entities, by the Sellers at the Additional Purchased Locations, or by AccuMed or SunCrest Companion Services, references to the “Agreement Date” shall be deemed to refer to the date of this Amendment.

8.Shared Licensure Location Regulatory Approvals and Related Assets. A new Section 5.24 is added to the Purchase Agreement as follows:

5.24    Shared Licensure Location Regulatory Approvals and Related Assets. Buyer will immediately notify Parent in writing if Buyer or one of its Affiliates is notified in writing of a final determination (a) by a state or local healthcare authority that it will not be permitted to maintain home health operations in the service area of a Purchased Entity identified below through services provided at or from the respective specified address(es) identified below (each, a “Shared Licensure Location”) as they existed as of July 17, 2025, because the Shared Licensure Location did not receive a necessary Shared Licensure Location Regulatory Approval as a result of that Shared Licensure Location not being associated with the respective Excluded Assets identified below; or (b) by Centers for Medicare & Medicaid Services (“CMS”) that Buyer will not be permitted to bill for the treatment of Medicare or Medicaid patients at or from such Shared Licensure Location by (i) obtaining a CMS Certification Number (“CCN”) for such Shared Licensure Location or enrolling such Shared Licensure Location under the CCN of an agency owned by Buyer or its Affiliates or (ii) before obtaining a CCN for such Shared Licensure Location or enrolling such Shared Licensure Location under the CCN of an agency owned by Buyer or its Affiliates, using a billing services agreement. If Buyer or its Affiliates receives such a written notification, then the applicable Seller will, within 75 days from the date of the notification to Buyer or its Affiliates, sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and acquire and assume from the applicable Seller, all right, title and interest in and to the Excluded Assets specified below for that Shared Licensure Location, subject to the terms and conditions of an amendment to the Purchase Agreement to be negotiated by Parent and Buyer in good faith based on the principles set forth in Section 2.8(c)(iv) and Sections 2.8(d)-(f), mutatis mutandis.

Purchased Entity	Shared Licensure Location	Excluded Assets
Suncrest Home Health of Manchester, Inc.	121 North Irwin St., Manchester, TN, 37355	All assets and liabilities related primarily to the branch care center located at 215 Castlewood Drive, Suite C, Murfreesboro, TN 37129-5164

9.Joinder. Each of Hospice of Eastern Carolina, Inc., AccuMed and SunCrest Companion Services hereby agrees that it shall become a party to the Purchase Agreement as a Seller for all purposes thereunder and shall be fully bound by, and subject to, all of the terms, conditions, and provisions of the Purchase Agreement applicable to Sellers from and after the date of this Amendment as though an original party thereto.

10.Specified JV Consent. The Specified JV has agreed to provide the Consent to Transfer of Membership Interests in the form attached to this Amendment (“Specified JV Consent”). Buyer (a) agrees to cause the performance of the obligations of Buyer and its Affiliates under the Specified JV Consent (including execution and delivery of documents required to be executed by the “Pennant Sub” thereunder) and (b) acknowledges that the

Specified JV Consent is a satisfactory Contract Assignment and that Parent’s delivery of the executed Specified JV Consent (and performance of the obligations of the “LHC Party” thereunder) at or prior to Closing will satisfy all Seller Parties’ obligations under the Purchase Agreement with respect to the Specified JV, including under Section 2.4(b)(ii), Section 5.19, and Section 7.1 of the Purchase Agreement. Further, Buyer acknowledges that it has approved any terminations of, material amendments to, or entry into new Contracts with the Specified JV or the University Health System, Inc., a Tennessee nonprofit corporation (the “JV Co-Party”), that were negotiated, executed or consented to by Buyer or its Affiliates with the Specified JV or the JV Co-Party in connection with their willingness to provide the Specified JV Consent.

11.Effective Date. The terms of this Amendment, including the modifications to the Purchase Agreement described herein, are effective as of the date of this Amendment and will not be deemed to apply on a retroactive basis.

12.Assignment. Asset Buyer assigns, and Sellers consent to Asset Buyer’s assignment of, its rights to receive all assets of AccuMed Health Services, LLC related primarily to the parent agency located at 3263 Old Shell Road, Suite B, Mobile, AL, 36607 to Threemile River Healthcare LLC, a Nevada limited liability company. Equity Buyer assigns, and Sellers consent to Equity Buyer’s assignment of, its rights to receive all assets of SunCrest Companion Services, LLC related primarily to the home and community-based services provider located at 119 North Irwin Street, Manchester, TN 37355-15261 to Bashaw River Healthcare LLC, a Nevada limited liability company. Notwithstanding such assignment, (a) nothing herein shall relieve Buyer or Guarantor from any of their obligations, covenants, agreements or other Liabilities under the Purchase Agreement and (b) Buyer and Guarantor shall cause each assignee to comply with the obligations of the Buyer under the Purchase Agreement as though a direct party thereto. Parent and Sellers hereby acknowledge and agree that each assignee shall have all rights of Buyer under the Purchase Agreement as though a direct party thereto.

13.Miscellaneous. Article IX of the Purchase Agreement is hereby incorporated by reference, mutatis mutandis.

14.No Further Amendment. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the representations, warranties, obligations, covenants or rights contained in the Purchase Agreement, all of which remain unchanged and continue in full force and effect. After the date hereof, any reference to the Purchase Agreement (including within the Purchase Agreement) shall mean the Purchase Agreement as amended hereby.

[Signature page follows]

1 SunCrest Companion Services, LLC holds a license with the State of Tennessee Department of Mental Health and Substance Abuse Services under License No. L000000037146. While this license indicates that the facility is located at its former address (121 North Irwin St., Suite B, Manchester, TN 37355-1526), the facility currently operates out of 119 North Irwin St., Manchester, TN 37355-1526.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment or caused this Amendment to be duly executed on its behalf as of the day and year first above written.

UNITEDHEALTH GROUP INCORPORATED

                        By:
                        Name: Richard J. Mattera
                        Its: Chief Development Officer

                    EQUITY BUYER:

                    CORNERSTONE HEALTHCARE, INC.

                    By:
                    Name: John Gochnour
                    Its: President

                    ASSET BUYER:

                    TENSAW RIVER HEALTHCARE LLC

                    By:
                    Name: John Gochnour
                    Its: Manager

                    GUARANTOR:

THE PENNANT GROUP, INC.

                    By:
                    Name: John Gochnour
                    Its: President

[INSERT SELLER SIGNATURE PAGES]